UNITED STATES BANKRUPTCY COURT
                             DISTRICT OF CONNECTICUT
                               BRIDGEPORT DIVISION

--------------------------------x
In re:                          :
MPLC, INC., F/K/A THE MILLBROOK :                        CHAPTER 11
PRESS, INC.                     :
                                :                        CASE NO. 04-50145(AHWS)
             Debtor             :
--------------------------------x

                     ORDER CONFIRMING PLAN OF REORGANIZATION

      The Plan of Reorganization dated January 25, 2005 filed by MPLC, Inc., formerly known as The Millbrook Press, Inc., having been transmitted to creditors, equity security holders and other parties in interest;

      It having been determined after bearing on notice that the requirements for confirmation set forth in 11 U.S.C. ss.1129(a) and (b) have been satisfied;

      IT IS HEREBY ORDERED that:

      The Plan of Reorganization (the "Plan") dated January 25, 2005 is
CONFIRMED: a copy of the confirmed plan is attached; and it is further

      ORDERED that the Debtor is directed to file a Final Report with an Application for Final Decree no later than April 29, 2005 unless that time is extended by this Court.

      Dated at Bridgeport, Connecticut this 25th day of January, 2005.

                                                  BY THE COURT,


                                                  /s/ Alan H.W. Shiff
                                                  ------------------------------
                                                  Alan H.W. Shiff
                                                  United States Bankruptcy Judge